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                                                                   EXHIBIT 10.22



                          MUTUAL EXCLUSIVITY AGREEMENT

         THIS MUTUAL EXCLUSIVITY AGREEMENT (this "AGREEMENT") is entered as of the ____ day of __________, 2003 (the "EFFECTIVE DATE") by and between ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the "PARTNERSHIP"), ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation (the "REIT"), REMINGTON HOTEL CORPORATION, a Texas corporation ("RHC"), and REMINGTON LODGING & HOSPITALITY, L.P., a Delaware limited partnership ("MANAGER"), and is consented and agreed to by ARCHIE BENNETT, JR. and MONTGOMERY J. BENNETT as Remington Affiliates.

         THE PARTIES HERETO ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

         A. Prior to the date hereof, the Remington Parties have been actively engaged in various aspects of acquisition, development, renovation, management and operation of Hotel Properties, including, without limitation, the hotel properties described on EXHIBIT A attached hereto (the "INITIAL HOTELS").

         B. The Remington Parties plan to continue to engage in various aspects of development, renovation, management and operation of Hotel Properties.

         C. The REIT has undertaken, or will concurrently with its initial public offering, undertake to acquire, develop, invest in, or purchase or make loans with respect to Hotel Properties that meet the REIT's investment criteria.

         D. The REIT Parties desire to benefit from the hotel development and management experience of the Remington Parties and have agreed to engage Manager in connection with certain investment opportunities (subject to the ability of the Independent Directors of the REIT to unanimously vote not to engage Manager); provided, the Remington Parties agree to grant the REIT Parties a first right of refusal with respect to any Remington Transaction that any of the Remington Parties resource or identify.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. All terms used in this Agreement but not defined herein shall have the meanings as set forth on EXHIBIT B attached hereto and incorporated herein for all purposes (applicable to both the singular and plural forms of the terms defined).

         2. TERM OF AGREEMENT. This Agreement shall commence as of the Effective Date and shall terminate ten (10) years thereafter (the "INITIAL TERM"), unless earlier terminated in whole or in part (with respect to the Remington Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), due to (a) an Event of Default under this Agreement and the non-defaulting party elects to terminate this Agreement, (b) the occurrence of a Remington Termination Event, (c) the occurrence of a REIT Termination Event, or (d) termination or


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expiration of the Master Management Agreement with respect to all of the properties covered thereby or that may be covered thereby in the future, (the events in subparagraphs (a) through (d) herein each called, a "TERMINATION EVENT"). Notwithstanding the foregoing, the Initial Term shall automatically be extended at the expiration of the Initial Term (with respect to the Remington Exclusivity Rights or the REIT Exclusivity Rights, or both, as applicable), on the same terms and conditions contained herein, for each of three (3) successive periods of seven (7) Fiscal Years each and one final period of four (4) years; provided, however, that at the time of the expiration of the Initial Term or extension term, as applicable, a Termination Event with respect to the entirety of this Agreement does not then exist. The Initial Term as extended by any extension terms, if any, shall herein be called the "TERM." Upon the occurrence of a Termination Event (except where such Termination Event is due to an Event of Default by any of the Remington Parties under this Agreement), the Remington Parties shall be entitled to receive the Reimbursement Amount payable under this Agreement. Subject to SECTION 8(b) below, upon termination of the entirety of this Agreement, the Remington Parties and the REIT Parties shall have no further obligations to one another pursuant to this Agreement, except for any indemnification obligations contained herein, which shall survive such termination. Any termination of this Agreement in whole or in part shall not terminate any existing management and/or development agreements executed between the parties hereto that are then continuing and in full force and effect.

         3. EARLY TERMINATION EVENTS.

         (a) REMINGTON TERMINATION EVENT. Upon the occurrence of any of the following events, the Remington Parties acting through Manager may, at their election exercised in their sole and absolute discretion and upon written notice to the REIT Parties, terminate the REIT Exclusivity Rights:

         (i) Montgomery J. Bennett (1) is removed without Cause, (2) is not re-appointed as chief executive officer of the REIT, or (3) resigns as chief executive officer of the REIT for Good Reason, or the Employment Agreement is not renewed, or there is a Change in Control; but with respect to all of the foregoing, excluding in connection with the death of Montgomery J. Bennett;

         (ii) Archie Bennett, Jr. (1) is removed as a director of the REIT without Cause, (2) is not renominated to serve as Chairman of the board of directors of the REIT, (3) resigns from the board of directors for Good Reason, or (4) there is a Change in Control; but with respect to all of the foregoing, excluding in connection with the death of Archie Bennett, Jr.;

         (iii) Upon expiration of the non-compete restrictions contained in the Employment Agreement of Montgomery J. Bennett, if the REIT Parties have not already terminated the Remington Exclusivity Rights with respect to the REIT Termination Events set forth in SECTION 3(b)(ii) OR (iii) below; and

         (iv) Subject to each party's obligation to act in good faith, if Montgomery J. Bennett is then no longer chief executive officer of the REIT and subject to the non-compete


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                  restrictions in his Employment Agreement, and three times in any Fiscal Year during the Term hereof, in any combination set forth below:

                  (a) the Independent Directors elect not to pursue a Remington Transaction presented to the REIT Affiliates by the Remington Affiliates pursuant to
                           SECTION 4(a);

                  (b) the Independent Directors elect not to engage Manager with respect to the management or development opportunities part of a Remington Transaction which the REIT Parties have elected to pursue pursuant to
                           SECTION 4(a); and/or

                  (c) the REIT Parties fail to close on a Remington Transaction presented to the REIT Affiliates by the Remington Affiliates, and the failure to close is caused by a REIT Affiliate and not the third party selling the Remington Transaction (it being understood that a failure to close shall not be "caused" by a REIT Affiliate if a REIT Party elects not to close because of the third party's breach of an applicable agreement);

         (v) If the REIT Parties terminate the Remington Exclusivity Rights based upon a REIT Termination Event set forth in SECTIONS 3(b)(ii) THROUGH (iv).

         Upon the REIT Parties' receipt of written notice of termination of the REIT Exclusivity Rights from the Remington Parties, the REIT Exclusivity Rights set forth in this Agreement shall terminate; however, all other terms and provisions of this Agreement shall remain in full force and effect, including the Remington Exclusivity Rights, until this Agreement expires or is otherwise terminated as permitted under this Agreement.

         (b) REIT TERMINATION EVENT. Upon the occurrence of any of the following events, the REIT Parties may, at their election exercised in their sole and absolute discretion and upon written notice to the Remington Parties, terminate the Remington Exclusivity Rights:

         (i) The Manager fails to qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code;

         (ii) If Montgomery J. Bennett resigns as chief executive officer of the REIT without Good Reason;

         (iii) If Montgomery J. Bennett's Employment Agreement is terminated for Cause;

         (iv) Any one of the Remington Parties ceases to be controlled by Archie Bennett, Jr. and/or Montgomery J. Bennett and/or their respective family partnership or trusts, the sole members of which are at all times lineal descendants of Archie Bennett, Jr. or Montgomery J. Bennett (including step children) and spouses of any of the foregoing, with "control" meaning (a) the possession, directly or indirectly, of a majority of the capital stock and voting power of such Remington Parties, or
                  (b) the power to direct or cause the direction of the management and policies of the


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                  Remington Parties in the capacity of chief executive officer, president, chairman, or other similar capacity where they are actively engaged and/or involved in providing such direction or control and spend substantial time managing the Remington Parties; and

         (v) If the Remington Parties terminate the REIT Exclusivity Rights by reason of a Remington Termination Event.

         Upon the Remington Parties' receipt of written notice of termination of the Remington Exclusivity Rights from the REIT Parties, the Remington Exclusivity Rights set forth in this Agreement shall terminate; however, all other terms and provisions of this Agreement shall remain in full force and effect, including the REIT Exclusivity Rights, until this Agreement expires or is otherwise terminated as permitted under this Agreement.

         4. REIT EXCLUSIVITY RIGHTS.

         (a) REMINGTON TRANSACTION; REMINGTON NOTICE. If any of the Remington Affiliates identify an opportunity to develop and construct, acquire all or a portion of, invest in, make loans with respect to, or acquire all or a portion of the debt with respect to, a Hotel Property (herein each called, a "REMINGTON TRANSACTION"), the Remington Parties on behalf of themselves and their Affiliates, hereby grant to the REIT Parties the exclusive first right of refusal to purchase and assume such Remington Transaction and agree not to pursue any such opportunity (except as provided in this SECTION 4) and acknowledge that each such opportunity will belong to the REIT Parties (the "REIT EXCLUSIVITY RIGHTS"). In connection with each Remington Transaction, the Remington Parties on behalf of the Remington Affiliates shall deliver to the REIT Parties, with a copy to the Independent Directors, a written notice (the "REMINGTON NOTICE") in reasonable detail sufficient to describe the material terms of the Remington Transaction, including without limitation, as applicable, a description of the nature of the transaction (acquisition, development, or other investment), description and location of the asset, name of franchisor, inspection period, timing for closing, earnest money requirements, closing costs, a break down estimate of the Reimbursement Amount, and to the extent available and in the possession of the Remington Parties, copies of any letters of intent, purchase and sale agreements, or development agreements, as applicable (the "REIT TRANSACTION DOCUMENTS"). Such Remington Notice shall be delivered to the REIT Parties (with a copy to the Independent Directors), as soon as reasonably practical after the opportunity of the Remington Transaction is identified for any of the Remington Affiliates.

         (b) REIT ROFR. The REIT Parties shall have the right, through any of the REIT Affiliates, to accept or decline such Remington Transaction (the "REIT ROFR") by giving written notice (the "REIT ROFR NOTICE") to the Remington Parties at any time on or before ten (10) business days from its receipt of a Remington Notice (the "REIT ROFR PERIOD").

         (c) ACCEPTANCE OF REMINGTON TRANSACTION. Any acceptance of the Remington Transaction by the REIT Parties shall be in accordance with the following terms and conditions:

         (i) Upon delivery of a REIT ROFR Notice accepting the Remington Transaction, the REIT Parties (through any of the REIT Affiliates) shall assume (and the


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                  applicable Remington Affiliate shall assign) any applicable
                  REIT Transaction Documents containing materially the same terms and conditions as set forth in the Remington Notice within ten (10) business days of the receipt by the Remington Parties of the REIT ROFR Notice;

         (ii) The REIT Parties (through any of the REIT Affiliates) shall pay the Reimbursement Amount to the applicable Remington Affiliate;

         (iii) The REIT Parties (through any of the REIT Affiliates) shall pursue the Remington Transaction in accordance with the applicable REIT Transaction Documents with commercially reasonable diligence; and

         (iv) If the Remington Transaction involves the management and operation of a hotel property and/or the construction and/or development of a Hotel Property, the applicable REIT Affiliate assuming the Remington Transaction shall engage Manager, and Manager agrees to accept such engagement, to perform such services and execute the applicable documents as described in
                  SECTION 5(c) below, provided the Independent Directors have not unanimously voted not to engage Manager.

         (d) REJECTION OR LAPSE OF REIT ROFR; FAILURE TO CLOSE. If the REIT Parties fail to deliver a REIT ROFR Notice within the REIT ROFR Period or by REIT ROFR Notice reject or decline to purchase and assume the Remington Transaction, or the applicable REIT Affiliate fails to timely prepare and execute the proper REIT Transaction Documents with respect to the Remington Transaction, then the REIT ROFR shall lapse. In such event, the applicable Remington Affiliate shall be entitled to proceed with the Remington Transaction described in the Remington Notice on materially the same terms and conditions as outlined therein within the time period established therein and in accordance with the underlying REIT Transaction Documents, subject to reasonable extensions of the closing date. If the applicable Remington Affiliate fails to consummate the Remington Transaction on materially the same terms and conditions, or if the terms and conditions materially differ, then the Remington Parties hereby grant (on behalf of themselves and the applicable Remington Affiliate) to the REIT Parties the exclusive first right of refusal to purchase and assume the rights and obligations of the applicable Remington Affiliate with respect to such Remington Transaction on the changed terms and conditions and in connection therewith shall deliver to the REIT Parties a new Remington Notice (subject to the same time requirements for review and exercise as set forth in this Agreement).

         (e) ADDITIONAL INFORMATION. During the REIT ROFR Period with respect to each Remington Transaction and the related Hotel Property, the Remington Parties shall deliver to the REIT Parties upon the written request of the REIT Parties, from time to time and to the extent available, (i) any and all documents, correspondence and reports, including, without limitation, due diligence information (including, property condition reports, surveys, environmental reports), information and documents bearing on contracts, litigation and such other matters, and title and lien information; (ii) any notices of non-compliance with applicable laws bearing on such Hotel Property; (iii) quarterly financial information with respect to such Hotel Property showing hotel revenues and hotel operating expenses; and (iv) such other information relating to the Hotel Property or the Remington Transaction as reasonably requested by the REIT Parties.


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         (f) NO ADDITIONAL FEES. Reimbursement to the Remington Parties of the
Reimbursement Amount shall be the sole payment to the applicable Remington Affiliate with regard to a Remington Transaction. The Remington Parties shall not receive any finder's fee, brokerage fee, development fee, or other commissions or compensation with regard to any Remington Transaction.

         5. REMINGTON EXCLUSIVITY RIGHTS.

         (a) REIT TRANSACTION; REIT NOTICE. If any of the REIT Parties and their subsidiaries (i) acquires Property for the purposes of development or construction of a Hotel Property, or (ii) acquires all or a portion of, invests in, or acquires all or a portion of the debt with respect to a Hotel Property, or makes a loan with respect to a Hotel Property, and such REIT Affiliates have the right and/or control the right to direct the management of and/or development and construction of and/or capital improvements to or refurbishment of, or the provision of other services, such as purchasing, interior design, freight management, and construction management for such Hotel Property (herein each called, a "REIT TRANSACTION"), the REIT Parties hereby agree (on behalf of themselves and the applicable REIT Affiliate) to engage Manager or an Affiliate of Manager (so long as such Affiliate constitutes an Eligible Independent Contractor) (provided that the Independent Directors have not unanimously voted not to engage Manager or its Affiliate) to provide, and Manager agrees to provide or cause such Affiliate to provide, any development, construction, improvement, refurbishment, capital improvement budget, and/or management services in connection with such REIT Transaction (the "REMINGTON EXCLUSIVITY RIGHTS") and in connection therewith shall deliver to the Remington Parties, a written notice (the "REIT NOTICE") which describes such REIT Transaction and the services to be provided by Manager and the general economic terms of such services, including, the description and location of the asset, name of the franchisor, and the development, construction or improvement timeline. The REIT Parties may engage a third party and not Manager or an Affiliate of Manager to provide the services in connection with the REIT Transaction if the Independent Directors unanimously vote not to engage Manager in connection with said REIT Transaction.

         (b) REMINGTON TRANSACTION DOCUMENTS.

         (i) MASTER MANAGEMENT AGREEMENT. In the event that a REIT Transaction (for which Manager has been engaged) relates to the management and operation of a Hotel Property, the terms and conditions of the management, operation and any construction, renovations, improvements, refurbishments, or other services, such as purchasing, interior design, freight management, and construction management, to be undertaken with respect to such Hotel Property during the term of such management and operation, including the amount of any management, incentive, project or other service fees shall be either pursuant to the terms and conditions of the Master Management Agreement (and the Master Management Agreement shall be amended accordingly to include such Hotel Property), or pursuant to a management agreement with a subsidiary of Manager substantially in form of the Master Management Agreement.

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         (ii)     DEVELOPMENT AGREEMENT. In the event that a REIT Transaction relates to the development and construction of a Hotel Property, then the terms and conditions of any such development and construction, including the project oversight and developer management fees, shall be pursuant to the terms set forth in that certain form of Development Agreement attached hereto as EXHIBIT C.

         6. EXCEPTED TRANSACTIONS. Notwithstanding anything contained in this Agreement to the contrary, the REIT Parties' rights under SECTION 4 do not extend to the Excluded Remington Transactions and the Remington Parties' rights under SECTION 4(c) or SECTION 5 do not extend to the Excluded REIT Transactions. Each party hereto agrees to give written notice to the other party of any Excluded REIT Transaction or Excluded Remington Transaction, as applicable, describing said transaction with reasonable detail.

         7. INDEMNITY.

         (a) REMINGTON PARTIES' INDEMNITY. The Remington Parties shall indemnify and hold the REIT Affiliates (and their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of any of the Remington Affiliates, (ii) the breach by the Remington Affiliates of any provision of this Agreement, or (iii) the breach by the Remington Affiliates of any Remington Transaction Documents first occurring prior to the date of the assumption of same by any of the REIT Affiliates. The REIT Parties shall promptly provide the Remington Parties with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

         (b) REIT PARTIES' INDEMNITY. Except as set forth in SECTION 7(a) herein above, the REIT Parties shall indemnify and hold the Remington Affiliates (and their respective agents, principals, shareholders, partners, members, officers, directors, attorneys and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (i) the fraud, willful misconduct or gross negligence of the REIT Affiliates (other than any Remington Affiliate), or
(ii) the breach by the REIT Affiliates of any provision of this Agreement (other than any Remington Affiliate). The Remington Parties shall promptly provide the REIT Parties with written notice of any claim or suit brought against any of them by a third party which might result in such indemnification.

         (c) INDEMNIFICATION PROCEDURE. Any party obligated to indemnify the other party under this Agreement (the "INDEMNIFYING PARTY") shall have the right, by written notice to the indemnified party, to assume the defense of any claim with respect to which the indemnified party is entitled to indemnification hereunder. If the Indemnifying Party gives such notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the indemnified party, such approval not to be unreasonably withheld or delayed (provided, however, that the indemnified party's approval shall not be required with respect to counsel designated by the Indemnifying Party's insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to

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control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the indemnified party for services rendered after the Indemnifying Party has given the written notice provided for above to the indemnified party, except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the indemnified party, to settle such claim, provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the indemnified party is unconditionally released from all liability in respect of such claim. The indemnified party shall have the right to participate in the defense of such claim being defended by the Indemnifying Party at the expense of the indemnified party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense). In no event shall (i) the indemnified party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party's liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

         8. EVENTS OF DEFAULT; CONSEQUENCES; REMEDIES.

         (a) EVENTS OF DEFAULT. The following shall constitute events of default (each an "EVENT OF DEFAULT"):

         (i) The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by any of the Remington Parties or the REIT Parties;

         (ii) The consent to any involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by any of the Remington Parties or the REIT Parties;

         (iii) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating any of the Remington Parties or the REIT Parties as bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree continues unstayed and in effect for any period of ninety (90) days or more;

         (iv) The appointment of a receiver for all or any substantial portion of the property of any of the Remington Parties or the REIT Parties;

         (v) The failure of any of the REIT Parties to make any payment required to be made in accordance with the terms of this Agreement within thirty (30) days after receipt of written notice from the Remington Parties specifying said default with reasonable specificity as to when such payment is due and payable;

         (vi) The failure of any of the Remington Parties or the REIT Parties to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set

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                  forth in this Agreement, and the continuance of such default for a period of thirty (30) days after written notice of said failure; provided, however, if such default cannot be cured within such thirty (30) day period and the Remington Parties or the REIT Parties, as the case may be, commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended so long as it shall require the Remington Parties or the REIT Parties, as the case may be, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

         (vii) The occurrence of an event of default by any of the Remington Affiliates under any Remington Transaction Document accepted by any of the REIT Affiliates, which continues beyond any applicable grace and cure periods set forth therein.

         (b) CONSEQUENCE OF DEFAULT. Upon the occurrence of any Event of Default, the non-defaulting party may, at its election, give the defaulting party written notice of intention to terminate this Agreement (after the expiration of any applicable grace or cure period provided in SECTION 8(a) above), and upon the expiration of thirty (30) days from the date of such notice, this Agreement shall terminate and the non-defaulting party shall be entitled to pursue any and all rights and remedies available, at law or in equity, to the non-defaulting party under this Agreement (including any indemnity obligations which shall survive this Agreement) or under applicable law.

         9. MISCELLANEOUS.

         (a) NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt and shall be delivered (i) in person, (ii) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause
(ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

         To the Remington Parties:      Remington Hotel Corporation
                                        Remington Lodging & Hospitality, L.P.
                                        14180 Dallas Parkway
                                        9th Floor
                                        Dallas, Texas 75254
                                        Attn:    Mr. Montgomery J. Bennett

         To the REIT Parties:           Ashford Hospitality Trust, Inc.
                                        Ashford Hospitality Limited Partnership
                                        14180 Dallas Parkway
                                        7th Floor
                                        Dallas, Texas 75254
                                        Attn:    Chief Financial Officer
         with a copy to:                Ashford Hospitality Trust, Inc.
                                        Ashford Hospitality Limited Partnership
                                        14180 Dallas Parkway
                                        7th Floor
                                        Dallas, Texas 75254
                                        Attn:    Legal Department

         with a copy to:                Ashford Hospitality Trust, Inc.
                                        14180 Dallas Parkway
                                        9th Floor
                                        Dallas, Texas 75254
                                        Attn: Independent Directors

         (b) AMENDMENTS. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors.

         (c) SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         (d) NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

         (e) TITLES AND HEADINGS. Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         (f) MAXIMUM LEGAL ENFORCEABILITY; TIME OF ESSENCE. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

         (g) FURTHER ASSURANCES. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

         (h) COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         (i) GOVERNING LAW. THIS AGREEMENT AND ITS INTERPRETATION, VALIDITY AND PERFORMANCE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ITS CONFLICTS OF INTEREST PRINCIPLES. IN THE EVENT ANY COURT OF LAW OF APPROPRIATE JUDICIAL AUTHORITY SHALL HOLD OR DECLARE THAT THE LAW OF ANOTHER JURISDICTION IS APPLICABLE, THIS AGREEMENT SHALL REMAIN ENFORCEABLE UNDER THE LAWS OF THE APPROPRIATE JURISDICTION.



                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                  PARTNERSHIP:

                                  ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

                                  By:  Ashford GP Limited Liability Company,
                                       a Delaware limited liability company,
                                       its general partner

                                       By:  Ashford Hospitality Trust, Inc.,
                                            a Maryland corporation, its sole
                                            member


                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------


                                  REIT:

                                  ASHFORD HOSPITALITY TRUST, INC.,
                                  a Maryland corporation


                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title:
                                        ---------------------------------------

                                  RHC:

                                  REMINGTON HOTEL CORPORATION, a Texas
                                  corporation


                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title:
                                        ---------------------------------------

                              MANAGER:

                              REMINGTON LODGING & HOSPITALITY, L.P.,
                              a Delaware limited partnership

                                   By:  Remington Lodging & Hospitality, LLC,
                                        a Delaware limited liability company,
                                        its general partner

                                        By:                                   ,
                                           -----------------------------------
                                           a Delaware corporation, its Manager




                                        By:
                                           -----------------------------------

                                        Name:
                                             ---------------------------------

                                        Title:
                                              --------------------------------


CONSENTED AND AGREED
TO THIS _______ DAY OF
_______________, 2003, AS
REMINGTON AFFILIATES:



--------------------------------------
ARCHIE BENNETT, JR.


--------------------------------------
MONTGOMERY J. BENNETT

                                    EXHIBIT A

                                 INITIAL HOTELS



Hotel Property          Location/Address                  Owner                         Year Built       No. of Rooms
--------------          ----------------                  -----                         ----------       ------------
Embassy Suites          9505 Stonelake Boulevard          Remington Suites Austin,         1998               150
                        Austin, TX                        L.P.

Embassy Suites          14021 Noel Road                   Remington Suites Dallas,         1998               150
                        Dallas, TX                        L.P.

Embassy Suites          2339 Centreville Road             Remington Suites Dulles,         1998               150
                        Herndon, VA 20171-3021            L.P.

Embassy Suites          4315 Swenson Street               Remington Suites Las             1999               220
                        Las Vegas, NV                     Vegas, L.P.

Radisson Hotel          1730 North Ocean Ave.             Remington Long Island            1989               188
                        Holtsville, NY                    Hotel, L.P.

Radisson Hotel          668 West Fifth Street             Chicago Illinois Hotel           1972               236
                        Covington, KY                     Limited Partnership

                                    EXHIBIT B

                                   DEFINITIONS

         "AFFILIATE" means with respect to a person, any person directly or indirectly controlling, controlled by or under common control with such person. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

         "CAUSE" shall have the meaning as set forth in the Employment Agreement or the Non-Competition Agreement, as applicable.

         "CHANGE OF CONTROL" shall have the meaning as defined in the Employment Agreement or the Non-Competition Agreement, as applicable.

         "EMPLOYMENT AGREEMENT" shall mean the employment agreement of Montgomery J. Bennett dated on or about the date of this Agreement and executed with the REIT as employer.

         "EVENT OF DEFAULT" shall have the meaning as set forth in SECTION 8.

         "EXCLUDED REIT TRANSACTIONS" shall mean a REIT Transaction with respect to which all of the Independent Directors of the REIT have affirmatively voted not to engage Manager.

         "EXCLUDED REMINGTON TRANSACTIONS" shall mean the following excluded transactions of the Remington Affiliates:

         (a) Existing hotel investments made by one or more of the Remington Affiliates with any of their Existing Investors;

         (b) Existing bona fide arm's length third party management arrangements (or arrangements for other services such as project management) with parties other than the REIT Affiliates pursuant to which one or more of the Remington Affiliates provide customary hotel management and hotel construction management, project management and other services; and

         (c) Like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, made by any of the Existing Investors pursuant to contractual obligations existing as of the date of this Agreement provided that Manager provides ten (10) days prior notice to the REIT of said transaction.

         "EXISTING INVESTORS" shall mean the existing joint venture partners, investors or property owners of the Remington Affiliates as listed on EXHIBIT D attached hereto.

         "FISCAL YEAR" shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and last Fiscal Year of the term of this Agreement may not be full calendar years.

         "GOOD REASON" shall have the meaning as set forth in the Employment Agreement or the Non-Competition Agreement, as applicable.

         "HOTEL PROPERTY" means any Property that is used in whole or in part for hotel purposes, including, without limitation, any motels, motor inns, or hotels and the like (full service, limited service, extended stay or otherwise), whether in fee or leasehold, together with any improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property used in connection therewith.

         "INDEMNIFYING PARTY" shall have the meaning as set forth in SECTION
7(c).

         "INDEPENDENT DIRECTORS" shall mean those directors of the REIT who are "independent" within the meaning of the rules of the New York Stock Exchange or such other national securities exchange or interdealer quotation system on which the REIT's common stock is then principally traded.

         "INITIAL TERM" shall have the meaning as set forth in SECTION 2.

         "MANAGER" means Remington Lodging and Hospitality, Inc., a Texas corporation.

         "MASTER MANAGEMENT AGREEMENT" means that certain Hotel Master Management Agreement of even date herewith executed between Manager as the manager and Tenant, as the owner in interest of the Hotel Properties subject of such agreement, a copy of which is attached hereto as EXHIBIT E.

         "NON-COMPETITION AGREEMENT" shall mean that certain Non-Competition Agreement dated on or about the date of this Agreement, executed between Archie Bennett, Jr. and the REIT.

         "PARTNERSHIP" means Ashford Hospitality Limited Partnership, a Delaware limited partnership.

         "PROPERTY" means any real property or any interest therein.

         "REIMBURSEMENT AMOUNT" shall mean the total of all actual out of pocket and third party costs and expenses paid by and to be reimbursed to the Remington Affiliates that were necessary and/or appropriate in connection with the Remington Transaction, including all earnest money deposits. The Reimbursement Amount shall be calculated by the Remington Parties and set forth in a certificate delivered to the REIT Parties and certified as true and correct by the Remington Parties. The Reimbursement Amount shall not include any finder's fee, brokerage fee, development fee, or other compensation paid to the Remington Affiliates.

         "REIT" means Ashford Hospitality Trust, Inc., a Maryland corporation.

         "REIT AFFILIATES" shall mean the REIT Parties and their Affiliates.

         "REIT EXCLUSIVITY RIGHTS" shall have the meaning as set forth in
SECTION 4(a).

         "REIT NOTICE" shall have the meaning as set forth in SECTION 4(a).

         "REIT ROFR" shall have the meaning as described in SECTION 5(a).

         "REIT ROFR NOTICE" shall have the meaning as described in SECTION 5(a).

         "REIT ROFR PERIOD" shall have the meaning as described in SECTION 5(a).

         "REIT PARTIES" shall mean the REIT and the Partnership.

         "REIT TERMINATION EVENT" shall mean the events described in SECTION
3(b).

         "REIT TRANSACTION" shall have the meaning as set forth in SECTION 5(a).

         "REIT TRANSACTION DOCUMENTS" shall have the meaning as set forth in
SECTION 4(a).

         "REMINGTON NOTICE" shall have the meaning as set forth in SECTION 5(a).

         "REMINGTON AFFILIATES" shall mean the Remington Parties and their Affiliates.

         "REMINGTON EXCLUSIVITY RIGHTS" shall have the meaning as set forth in
SECTION 5(a).

         "REMINGTON PARTIES" shall mean RHC and Manager.

         "REMINGTON TERMINATION EVENT" shall mean the events described in
SECTION 3(a).

         "REMINGTON TRANSACTION" shall have the meaning as set forth in SECTION 4(a).

         "REMINGTON TRANSACTION DOCUMENTS" shall have the meaning as set forth in SECTION 5(b).

         "TENANT" shall mean Ashford TRS Corporation, a Delaware corporation.

         "TERM" shall have the meaning as set forth in SECTION 2.

         "TERMINATION EVENT" shall have the meaning as set forth in SECTION 2.

                                    EXHIBIT C

                              DEVELOPMENT AGREEMENT

                                   EXHIBIT D

                               EXISTING INVESTORS

                                    EXHIBIT E

                           MASTER MANAGEMENT AGREEMENT